SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


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[X]      Preliminary Information Statement   [  ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

                    Providence and Worcester Railroad Company
                (Name of Registrant As Specified In Its Charter)

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                    Providence and Worcester Railroad Company
                                75 Hammond Street
                         Worcester, Massachusetts 01610
                                 (508) 755-4000

                              INFORMATION STATEMENT

                                  INTRODUCTION

         This Information Statement is being furnished to the holders of common stock, par value $.50 per share (the "Common Stock") of Providence and Worcester Railroad Company, a Rhode Island corporation (the "Company"), in connection with the approval by written consent dated as of February 9, 1998, from the holders of a majority of the outstanding shares of Common Stock and of preferred stock, par value $50.00 per share of the Company (the "Preferred Stock") of an amendment to the Company's Charter to change the authorized capital of the Company by increasing the number of authorized shares of Common Stock to 15,000,000 and reducing the number of authorized shares of Preferred Stock to 653, and to delete the provision in the Company's Charter which gives the Board of Directors the authority to increase the number of authorized shares of Common Stock without additional shareholder action (the "Amendment"). This Information Statement is being mailed on or about February 19, 1998, to holders of record of Common Stock of the Company on February 6, 1998. There were approximately 705 holders of record of Company Common Stock on such date.

                                     VOTING

         As provided by the Rhode Island Business Corporation Act (the "Rhode Island Act"), the Board of Directors (the "Board"), at a meeting held on January 28, 1998, which was attended by all members of the Board, including Robert H. Eder, the Chairman, approved the proposed Amendment and directed that the Amendment be submitted to the Company's shareholders for their consideration and approval. Under the Rhode Island Act, the affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve the Amendment. Pursuant to the Company's by-laws, the holders of the Common Stock and the holders of the Preferred Stock vote as separate classes on all matters presented to the Shareholders for their approval. On February 9, 1998, Robert H. Eder, Linda Eder, Orville R. Harrold, Robert J. Easton, Heidi J. Eddins, Frank
W. Barrett, Phillip D. Brown, John H. Cronin, J. Joseph Garrahy, John J. Healey, William J. LeDoux, Charles M. McCollam, Jr. and Bestfoods who collectively own 1,134,137 shares, or 51.2%, of the outstanding shares of Common Stock, executed a written consent in favor of approval of the proposed Amendment. Further, on February 9, 1998, Robert H. Eder, who owns 500 shares, or 77% of the outstanding shares of Preferred Stock, executed a written consent in favor of approval of the proposed Amendment. Accordingly, no additional approval of the Amendment by the Company's shareholders is required.

                        WE ARE NOT ASKING FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


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                           RECOMMENDATION OF THE BOARD

         THE BOARD HAS UNANIMOUSLY APPROVED THE PROPOSAL TO AMEND THE COMPANY'S CHARTER. THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK HAVE EACH EXECUTED WRITTEN CONSENTS APPROVING THE PROPOSAL TO AMEND THE COMPANY'S CHARTER. NO ADDITIONAL APPROVAL FOR THE AMENDMENT TO THE COMPANY'S CHARTER IS REQUIRED.

                            REASON FOR THE AMENDMENT

         The Company has adopted the Amendment to change its authorized capital stock by increasing the authorized shares of Common Stock from 3,026,436 shares to 15,000,000 shares. The increase in the authorized Common Stock will provide the Company with sufficient Common Stock to complete the proposed acquisition of Connecticut Central Railroad Company, a 28 mile short-line railroad headquartered in Middletown, Connecticut, as well as increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. The Company anticipates that the closing for the purchase of Connecticut Central Railroad Company will occur during the second quarter, 1998.

         The Amendment also decreases the authorized Preferred Stock from 6,817 shares to 653 shares, the number of shares of Preferred Stock currently outstanding, and deletes the provision in the Company's Charter which authorized the Company's Board of Directors to amend the Company's Charter to increase the number of its authorized shares of Common Stock up to a maximum of 30,000,000 shares. These changes limit the Board of Directors' ability to issue any shares of Common Stock or Preferred Stock beyond the current authorized capital without first obtaining shareholder approval.

         The Amendment has been approved by the written consent of both the holders of a majority of the issued and outstanding shares of Common Stock and the holders of a majority of the issued and outstanding shares of Preferred Stock. The Amendment will become effective upon filing with the Rhode Island Secretary of State which is expected to occur approximately 20 days after the date this Information Statement is mailed to the holders of record of Common Stock and Preferred Stock.


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               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company's knowledge, were the beneficial owners of more than 5% of the Company's outstanding Common Stock or Preferred Stock as of February 6, 1998. Each of the Company's outstanding Preferred Stock is convertible at any time, at the option of the holder, into 100 shares of Common Stock of the Company.

                                        Number                         Percent
Name and Address                     of shares held                    of Class

Robert H. Eder                   996,492 (Common) (a)                     45%
2441 S.E.Bahia Way                   500 (Preferred)                         77%
Stuart, Florida 34996

Massachusetts Capital Resource   200,000 (Common) (b)                      8%
   Company
420 Boylston Street
Boston, Massachusetts 02116

(a) Includes 74,580 shares of Common Stock owned by Mr. Eder's wife and assumes no conversion of Preferred Stock. If all of his Preferred Stock were converted into Common Stock, Mr. Eder would own 47% of the outstanding Common Stock.

(b) Represents 200,000 shares of Common Stock issuable upon the exercise of a Common Stock Purchase Warrant held by Massachusetts Capital Resource Company.


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The following table reflects as of February 6, 1998, the beneficial ownership of shares of Common Stock of the Company by directors and executive officers of the Company, all shares being owned directly except as otherwise noted:

Name of Individual or                     Shares                   Percent
Identification of Group                    Owned   Options (a)     of Class (a)

Robert H. Eder (b).....................1,046,492           0           47%
Orville R. Harrold (c)....................21,243       1,567            *
Robert J. Easton (d).......................1,281         830            *
Heidi J. Eddins (e)........................3,143         784            *
Frank W. Barrett.............................500         130            *
Phillip D. Brown.............................100         130            *
John H. Cronin.............................1,330         210            *
J. Joseph Garrahy..........................1,000         530            *
John J. Healy................................300         700            *
William J. LeDoux............................600       1,050            *
Charles M. McCollam, Jr......................500         110            *
All executive officers and directors
     as a group (11 people)............1,076,489       6,041           49%

         *  Less than 1%

         (a)      Includes options exercisable within 60 days.

         (b) Includes 74,580 shares of Common Stock owned by Mr. Eder's wife and assumes the conversion of the 500 shares of Preferred Stock owned by Mr. Eder.

         (c) Includes (i) 1,700 shares of Common Stock held by Mr. Harrold's wife, and (ii) 2,600 shares of Common Stock held by a custodian in an individual retirement account for the benefit of Mr. Harrold.

         (d)      Includes 118 shares of Common Stock held by Mr. Easton's wife.

         (e) Includes 900 shares of Common Stock held by Ms. Eddins' minor children under the Uniform Gift to Minors Act.